Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Liquidia Corporation of our report dated March 16, 2020 relating to the financial statements, which appears in Liquidia Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

November 18, 2020